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                                                                   EXHIBIT 10.19


                                PALL CORPORATION

                       2004 EXECUTIVE INCENTIVE BONUS PLAN

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1.       Purpose

         This document sets forth the Pall Corporation 2004 Executive Incentive Bonus Plan as adopted by the Compensation Committee of the Board of Directors on October 16, 2003 effective for the fiscal year beginning August 3, 2003 and subsequent fiscal years, subject to approval by shareholders.

         The purpose of the Plan is to encourage greater focus on performance among the key executives of the Corporation by relating a significant portion of their total compensation to the achievement of annual financial objectives.

2.       Certain Definitions

         As used herein with initial capital letters, the following terms shall have the following meanings:

         "Average Equity" shall mean, for any Fiscal Year, the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Corporation and its subsidiaries as of the end of such Fiscal Year and as of the end of the immediately preceding Fiscal Year except that the amounts shown on said balance sheets as "Accumulated other comprehensive" income or loss, as the case may be, shall be disregarded.

         "Base Salary" shall mean, with respect to any Executive and for any Fiscal Year, the annual rate of base salary in effect for the Executive as of the first day of such year or, if later, as of the first day of the Executive's Term of Employment, as determined under the Executive's Employment Agreement.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Bonus" shall mean the bonus payable to an Executive under this Plan for any Fiscal Year.

         "CEO" shall mean the Chief Executive Officer of the Corporation.

         "Change in Control" means the occurrence of any of the following:

         (a) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or
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         (b)      any event described in Section 11(a)(ii)(B) of the Rights
                  Agreement; or

         (c)      any event described in Section 13 of the Rights Agreement; or

         (d) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board of Directors.

         "Corporation" shall mean Pall Corporation.

         "Covered Executive" shall mean, with respect to any Fiscal Year, each individual who is a "Covered Employee" of the Corporation for such year for the purpose of section 162(m) of the Code.

         "Employment Agreement" shall mean, with respect to any executive employee of the Corporation, an employment agreement between the Corporation and such employee which provides that the employee shall be eligible to receive annual bonuses under this Plan.

         "Executive" shall mean an executive employee of the Corporation with whom the Corporation has entered into an Employment Agreement.

         "Fiscal Year" shall mean the fiscal year of the Corporation ending on July 31, 2004, and each subsequent fiscal year of the Corporation.

         "Maximum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be achieved or exceeded in order for the Performance Percentage for the year to equal 100%, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under ss.162(m) of the Code.

         "Minimum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be exceeded in order for any Bonus to be paid to any Executive for the year, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under ss.162(m) of the Code.



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         "Net Earnings" shall mean, for any Fiscal Year, the after-tax consolidated net earnings of the Corporation and its subsidiaries as certified by the Corporation's independent accountants for inclusion in the annual report to shareholders ("Annual Report"), adjusted so as to eliminate the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates, (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, (c) the cumulative effect of any accounting changes, and (d) any "extraordinary items" as determined under generally accepted accounting principles, to the extent such decreases or charges referred to in clauses (a) through (d) are separately disclosed in the Corporation's Annual Report for the year.

         "Plan" shall mean the Pall Corporation Executive Incentive Bonus Plan, as set forth herein and as amended from time to time.

         "Return on Equity" shall mean, for any Fiscal Year, the percentage determined by dividing the Net Earnings for the year by the Average Equity for the year.

         "Target Bonus Percentage" shall mean, with respect to any Executive, the target bonus percentage specified for such Executive in his or her Employment Agreement.

3.       Determination of Bonus Amounts

         For each Fiscal Year falling in whole or in part within an Executive's Term of Employment, as defined in his or her Employment Agreement, the Executive shall be entitled to receive a Bonus in an amount determined in accordance with the provisions of this Section 3, subject, however, to the provisions of Section 4.

         (a) The amount of the Bonus payable to an Executive for each such Fiscal Year shall be equal to (i) the Target Bonus Percentage of the Executive's Base Salary for such year, multiplied by (ii) the Performance Percentage for such year, as determined under (b) below.

         (b) The Performance Percentage for any Fiscal Year shall be determined in accordance with the following provisions:

                  (i) If the Return on Equity equals or exceeds the Maximum R.O.E. Target for the year, the Performance Percentage for the year shall be 100%.

                  (ii) If the Return on Equity equals or is less than the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be zero, and no Bonus shall be payable under the Plan for such year to any Executive.

                  (iii) Except as other provided in (iv) below, if the Return on Equity is less than the Maximum R.O.E. Target for the year but exceeds the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be equal to the quotient resulting from dividing (A) the excess of the Return on Equity for the year over the Minimum R.O.E. Target for the year, by (B) the excess of the Maximum R.O.E. Target for the year over the Minimum R.O.E. Target for the year.



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                  (iv) At the time it establishes the Minimum and Maximum R.O.E.
         Targets for any Fiscal Year beginning on or after August 3, 2003, the Committee may also (A) establish one or more R.O.E. targets (each, an "Intermediate R.O.E. Target") for such year that are greater than the Minimum R.O.E. Target but less than the Maximum R.O.E. Target for such year, and (B) determine the Performance Percentage that will apply if the Return on Equity exceeds the Minimum R.O.E. Target, or equals any of the Intermediate R.O.E. Targets established for such year. If one or more Intermediate R.O.E. Targets are established for any such Fiscal Year and the Return on Equity for such year exceeds the Minimum R.O.E Target or any Intermediate R.O.E Target established for the year (the "Achieved Target") but is less than the next highest Intermediate R.O.E Target established for the year (the "Next Highest Target"), the Performance Percentage for such year shall be equal to the Performance Percentage that would apply if the Return on Equity were equal to the Achieved Target, plus the percentage resulting from multiplying (1) the excess of the Performance Percentage that would apply if the Return on Equity were equal to the Next Highest Target, over the Performance Percentage that would apply if the Return on Equity were equal to the Achieved Target , by (2) the percentage resulting from dividing (x) the excess of the Return on Equity over the Achieved Target, by (y) the excess of the Next Highest Target over the Achieved Target. If the Return on Equity for the year exceeds the highest Intermediate R.O.E. Target for the year but is less than the Maximum R.O.E. Target for the year, the Performance Percentage for the year shall be determined in the manner described in the preceding sentence but for this purpose, the Maximum R.O.E. Target for the year shall be treated as the Next Highest Target for the year.



         (c) If an Executive's Term of Employment commences after the start of a Fiscal Year, or ends prior to the close of a Fiscal Year, the amount of the Bonus payable to the Executive for the Fiscal Year in which the Executive's Term of Employment commences, or for the Fiscal Year in which the Executive's Term of Employment ends, as determined in accordance with the other applicable provisions of the Plan, shall be prorated on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment; provided, however, that (i) if an Executive's Term of Employment ends within 5 days prior to the close of a Fiscal Year, there shall be no proration and the Executive shall be entitled to receive the entire amount of the Bonus payable to the Executive for such year, as determined in accordance with such other provisions, and (ii) if the Executive's Term of Employment ends within 5 days following the start of a Fiscal Year, the Executive shall not be entitled to receive any Bonus with respect to such Fiscal Year.

4.       Adjustment of and Limitation on Bonus Amounts

         The amount of the Bonus otherwise payable to an Executive for any Fiscal Year in accordance with Section 3 shall be subject to the following adjustments and limitation:

         (a) The Committee may, in its discretion, reduce the amount of the Bonus otherwise payable to any Executive in accordance with Section 3, (i) to reflect any decreases in or charges to earnings that were not taken into account in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) contained in the definition of such term in Section 2, (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year, (iii) to reflect the Committee's evaluation of the Executive's individual performance, or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year.



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         (b) The Committee may, in its discretion, increase the amount of the
Bonus otherwise payable to any Executive who is not a Covered Executive, as determined under Section 3, to reflect the Committee's evaluation of the Executive's individual performance, or to reflect such other circumstances or factors as the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year. The Committee shall not have any discretion to increase the amount of the Bonus payable to any Covered Executive for the year, as determined under Section 3.

         (c) Notwithstanding any other provision herein to the contrary, the amount of the Bonus otherwise payable to any Executive for any Fiscal Year beginning on or after August 3, 2003, shall not exceed the lesser of (i) $2.0 million and (ii) 150% of the Executive's Base Salary for such Fiscal Year.

5. Payment of Bonuses

         The Bonus payable to an Executive for any Fiscal Year shall be paid in accordance with the following provisions:

         (a) Except as otherwise provided in (b) or (c) below,

                  (i) if the Executive is not a Covered Executive for such year, not less than 50% of the estimated amount of the Executive's Bonus shall be paid to the Executive on such date in September next following the close of such year as the Committee in its discretion shall determine (the first "Bonus Payment Date"), and any remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

                  (ii) if the Executive is a Covered Executive for such year, not less than 50% of the amount of the Executive's Bonus shall be paid to the Executive as soon as practicable after the Committee has certified in writing that all conditions for the payment of such Bonus to the Executive for such year have been satisfied, and any remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

                  (iii) each amount payable to an Executive under (i) and (ii) above, reduced by the amount of all federal, state and local taxes required by law to be withheld therefrom, shall be paid to the Executive in the form of a single lump sum cash payment.

         (b) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Management Stock Purchase Plan (the "MSPP") to have any part of the Bonus payable to the Executive for any Fiscal Year paid in the form of Restricted Units to be credited to the Executive's account under the MSPP, no cash payments shall be made to the Executive pursuant to (a) above with respect to the part of the Executive Bonus that is subject to such election, and the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged upon the crediting of Restricted Units to the Executive's account under the MSPP in accordance with the applicable provisions of such Plan.



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         (c) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Profit-Sharing Plan (the "Profit-Sharing Plan") to have any part of the Bonus payable to the Executive for any Fiscal Year reduced, and to have an amount equal to such part of the Executive's Bonus contributed to the Profit-Sharing Plan as a 401(k) Contribution on the Executive's behalf, an amount equal to such part of the Executive's Bonus shall be contributed to the Profit-Sharing Plan on behalf of the Executive, and thereupon, the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

6.       Change in Control

         Notwithstanding any other provision in the Plan to the contrary (but subject to the "provided, however" clause contained in the definition of "Change in Control" in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) The amount of the Bonus payable to any Executive for the Fiscal Year in which a Change in Control occurs shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such year or, in the case of any Executive whose Term of Employment commences after the start of such year or ends prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment.

         (b) Each Executive whose Term of Employment has not ended prior to the occurrence of a Change in Control shall be entitled to receive a Bonus for each Contract Year (as defined in the Executive's Employment Agreement) that falls in whole or in part within the Executive's Term of Employment and that ends after the Fiscal Year in which the Change in Control occurs. The amount of the Bonus payable to the Executive for each such Contract Year shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such Contract Year or, in the case of any Executive whose Term of Employment ends after the start of such Contract Year but prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Contract Year that fall within the Executive's Term of Employment.

         (c) The entire amount of the Bonus payable to an Executive for any Fiscal Year or Contract Year pursuant to (a) or (b) above, reduced by the amount of all federal, state and local taxes required to be withheld therefrom, shall be paid to the Executive in a single cash lump sum as soon as practicable after the close of such Fiscal Year or Contract Year.



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7. Rights of Executives

         An Executive's rights and interests under the Plan shall be subject to the following provisions:

         (a) An Executive's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving any Executive any right to be retained in the employment of the Corporation or any of its subsidiaries.

8. Administration

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential standard.

9.       Amendment or Termination

         The Board of Directors may, (acting by the Committee if the by-laws of the Corporation so provide), with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Executive with respect to any Bonus that has become payable to the Executive under the Plan, without his or her written consent, and (b) following a Change in Control, no amendment to Section 6, and no termination of the Plan, shall be effective if such amendment or termination adversely affects the rights of any Executive under the Plan.



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10.      Successor Corporation

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Executives' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

12.      Effective Date

         The Plan was adopted by the Committee, on October 16, 2003 effective for the Fiscal Year beginning August 3, 2003, subject, however, to approval by the shareholders of the Corporation at the 2003 annual meeting of the shareholders, including any adjournment thereof.







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